Exhibit 24.1

AEP TEXAS CENTRAL COMPANY

POWER OF ATTORNEY

Each of the undersigned directors or officers of AEP TEXAS CENTRAL COMPANY, a Texas corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $1,900,000,000 aggregate principal amount of senior secured transition bonds to be issued by AEP Texas Central Transition Funding II LLC, a wholly-owned subsidiary of the Company, or one or more post-effective Registration Statements (including amended Registration Statements), including any such post-effective amendment pursuant to Rule 462(b), does hereby appoint MICHAEL G. MORRIS, SUSAN TOMASKY, STEPHEN P. SMITH and STEPHAN T. HAYNES his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 1st day of August, 2006.

/s/ Michael G. Morris		/s/ Robert P. Powers
Michael G. Morris	L.S.	Robert P. Powers	L.S.

/s/ Carl. L. English		/s/ Stephen P. Smith
Carl. L. English	L.S.	Stephen P. Smith	L.S.

/s/ Thomas M. Hagan		/s/ Susan Tomasky
Thomas M. Hagan	L.S.	Susan Tomasky	L.S.

/s/ John B. Keane		/s/ Dennis E. Welch
John B. Keane	L.S.	Dennis E. Welch	L.S.

/s/ Venita McCellon-Allen
Venita McCellon-Allen	L.S.